                         Consent of Independent Auditors

To the Shareholders and Board of Directors of Smith Barney Allocation Series Inc.:


We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Allocation Series Inc. (the "Fund"), in the Statement of Additional Information, of our report dated March 12, 2003, on the statements of assets and liabilities as of January 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Report of the Fund as filed on Form N-30D.


We also consent to the references to our firm under the headings "Financial Highlights" in this Prospectus and "Auditors" in the Statement of Additional Information.

Portfolios
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Global Portfolio
High Growth Portfolio
Growth Portfolio
Balanced Portfolio
Conservative Portfolio
Income Portfolio


                                                       KPMG LLP

New York, New York
May 29, 2003